UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):	April 28, 2010

BOVIE MEDICAL CORPORATION
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation or Organization)

012183	11-2644611
(Commission File Number)	(IRS Employer Identification No.)

734 Walt Whitman Road, Melville, New York 11747
(Address of Principal Executive Offices, Including Zip Code)

(631) 421-5452
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions
(see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                      Entry into a Material Definitive Agreement

On April 28, 2010, Bovie Medical Corporation (the “Company”) issued to certain investors (the “Investors”) an aggregate of 571,429 shares of common stock (“Common Shares”) at a per share price of $5.25 and warrants (the “Warrants”) to acquire up to 285,713 additional shares of common stock at an exercise price of $6.00 per share pursuant to a Securities Purchase Agreement made as of April 18, 2010 and previously reported on Form 8-K filed with the Commission on April 20, 2010 (the “April 20, 2010 Form 8-K”)..

The aggregate purchase price for the securities was $3,000,002.25.  Net proceeds from the offering are $2,766,986 after deducting placement agent fees and offering expenses payable by the Company.

The Company and the Investors also entered into a Registration Rights Agreement to register the resale of the Common Shares and the shares of common stock issuable upon exercise of the Warrants.

A description of the material terms of this transaction is set forth in the April 20, 2010 Form 8-K.

Copies of the Securities Purchase Agreement, Registration Rights Agreement, form Warrant issued to the Buyers, and form Warrant issued to Rodman & Renshaw, LLC and Gilford Securities, Inc. were previously filed as exhibits to the April 20, 2010 Form 8-K and are incorporated in this report by reference.

Item 3.02                      Unregistered Sales of Equity Securities

The information set forth in Item 1.01 of this report on Form 8-K is hereby incorporated by reference into this Item 3.02 in its entirety.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BOVIE MEDICAL CORPORATION

Date: April 29, 2010	/s/ Andrew Makrides
Name: Andrew Makrides
Title: President and Chairman of the Board